SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 8, 2009
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                       Entry into a Material Definitive Agreement.

On May 8, 2009, Discovery Laboratories, Inc. (the “Company”) entered into agreements with select institutional investors to purchase 14 million shares of the Company’s common stock pursuant to a registered direct public offering.  The purchase price for each share of common stock and related warrant together is $0.81 and will result in gross proceeds of approximately $11.3 million to the Company.  For each share of common stock purchased, Investors will also receive warrants to purchase 0.5 shares of common stock  at an exercise price of $1.15 per share. The closing of the offering is expected to take place on May 13, 2009, subject to customary closing conditions.

The Company also entered into a related placement agent agreement (the “Placement Agent Agreement”) with Lazard Capital Markets LLC, who is acting as exclusive placement agent for the offering.  The Company has agreed to pay the placement agent an aggregate fee of 6% of the gross proceeds upon the closing of the offering and to reimburse the placement agent for certain expenses incurred by it in connection with the offering.  As set forth in the Placement Agent Agreement, the Company has agreed not to draw down its committed equity financing facility arrangements with Kingsbridge Capital Limited for a period of 30 days after the offering and each of its directors and select executive officers have agreed to certain lock-up provisions with regard to future sales of the Company’s common stock for a period of 90 days after the Offering.

The common stock issuable in the offering, and issuable upon exercise of the warrants in the offering, are covered by the Company’s registration statement on Form S-3 (File No. 333-151654), which was filed on June 13, 2008 and subsequently declared effective under the Securities Act of 1933, as amended, by the Securities and Exchange Commission.

The foregoing description of the offering does not purport to be complete and is qualified in its entirety by reference to the Placement Agent Agreement, which is filed as Exhibit 10.1, the form of subscription agreement entered into by us and the purchasers in the offering filed as Exhibit 10.2, and the form of warrant issuable to the purchasers in the offering filed and Exhibit 10.3, each of which and is incorporated herein by reference. The Placement Agent Agreement and related exhibits have been filed in order to provide other investors and the Company’s stockholders with information regarding its terms and in accordance with applicable rules and regulations of the Securities and Exchange Commission. The Placement Agent Agreement contains representations and warranties that the parties made for the benefit of each other and, with respect to the representations and warrants made by the Company and the investors participating in this offering, in each case, in the context of all of the terms and conditions of the agreement and in the context of the specific relationship between the parties.  Accordingly, other investors and stockholders should not rely on the representations and warranties. Furthermore, other investors and stockholders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Placement Agent Agreement.  Information concerning the subject matter of such representations and warranties may change after the date of the Placement Agent Agreement, which subsequent information may or may not be fully reflected in the Company’s reports or other filings with the Securities and Exchange Commission.

Item 8.01.                      Other Events.

Reference is made to the description of the offering contained in Item 1.01. The Company currently anticipates using the net proceeds from the sale of the securities issued in the offering to pay expenses associated with maintaining our research and development operations, including manufacturing, quality and analytical capabilities, product development and clinical operations and regulatory for the further development of certain of the Company’s pipeline of therapeutic surfactant products, including:

•
Expenses related to development of the Company’s lyophilized formulation of Surfaxin, Surfaxin LS™, which is manufactured as a dry powder and reconstituted as a liquid prior to administration, including preclinical and clinical experiments and costs associated with a planned meeting with U.S. and European regulatory authorities later this year, in preparation for an anticipated worldwide, late-stage clinical development program in 2010 for Surfaxin LS for the prevention of RDS;

•
Costs associated with research, engineering and development studies related to Aerosurf®, KL4 surfactant in aerosolized form using the Company’s proprietary Capillary Aerosolization Technology, as well as the costs of preparing an IND filing in anticipation of a planned Phase 2 clinical program, which is expected to begin in late 2009 or early 2010;

•
Expenses associated with the ongoing clinical trial to determine if restoration of surfactant with Surfaxin will improve lung function and result in a shorter duration of mechanical ventilation and NICU/PICU stay for children up to two years of age suffering with Acute Respiratory Failure, which was extended due to low enrollment associated with recent mild viral seasons;

•
Regulatory activities associated with gaining the potential approval of Surfaxin® (lucinactant) for the prevention of Respiratory Distress Syndrome, with respect to which the Company received a Complete Response letter from the U.S. Food and Drug Administration (FDA) on April 17, 2009.  The Company is seeking an end of review meeting with the FDA and, if that meeting is successful, believes that Surfaxin may potentially be approved in 2009.

The amounts and timing of the expenditures may vary significantly depending on numerous factors, such as the progress of our research and development efforts, technological advances and the competitive environment for Surfaxin and our other SRT drug candidates and their intended uses.  Pending the application of the net proceeds, we are investing the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

This current report does not constitute an offer to sell or the solicitation of an offer to buy any of our securities and these securities cannot be sold in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Placement Agent Agreement, dated May 8, 2009, between the Company and Lazard Capital Markets LLC

10.2	Form of Subscription Agreement

10.3	Form of Warrant

99.1	Press Release dated May 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ Robert J. Capetola
Robert J. Capetola, Ph.D.
President and Chief Executive Officer

Date: May 8, 2009